UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

EQUIFIN, INC.

(Exact name of registrant as specified in charter)

State of Delaware	1-9547	13-3256265
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1011 Highway 71, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (732) 282-1411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 17, 2004, Equinox Business Credit Corp. (“Equinox”), our principal operating subsidiary, transferred its entire portfolio of asset-based loans to its senior lender, Wells Fargo Foothill, Inc. (“Foothill”), in order to timely satisfy all of Equinox’s indebtedness secured by the portfolio.  Foothill simultaneously sold the portfolio to Keltic Financial Partners, LP (“Keltic”).  The transfer and simultaneous sale was effected pursuant to an Agreement dated December 16, 2004 (attached hereto as Exhibit 10.16 to this form 8-K).  As a result of this transaction, Equinox timely satisfied the repayment of its senior credit facility provided by Foothill, and Equinox’s subordinated credit facility provided by the Laurus Funds.  Equinox is to receive the balance of the proceeds of the transaction, which should approximate $1,150,000.  The aforementioned exhibit explains in detail the terms and conditions of the transaction.

With repayment of the Foothill line of credit, we have closed the asset-based lending activities of Equinox.

On December 20, 2004, the Registrant issued a press release announcing the above-described disposition, a copy of which is attached to this form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The Registrant will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

(c)                                  Exhibits.

Exhibit Number	Description

10.16	Agreement In Respect Of Sale And Transfer In Disposition Of Collateral Under Uniform Commercial Code.

99.1	Press Release dated December 20, 2004, entitled “EquiFin Reports Subsidiary’s Timely Repayment of Senior Lender’s Credit Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFIN, INC.

Date: December 23, 2004	By:	/s/ Walter M. Craig, Jr.
Walter M. Craig, Jr.
President
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.16	Agreement In Respect Of Sale And Transfer In Disposition Of Collateral Under Uniform Commercial Code.

99.1	Press Release dated December 20, 2004, entitled “EquiFin Reports Subsidiary’s Timely Repayment of Senior Lender’s Credit Facility.”